Exhibit 99.01

Product and Raw Material Information

196


Eastman Chemical Company Material Flows
Other Purchased Materials
Wood Pulp
Coal / Oxygen
Natural Gas / Olefins
Para-xylene/ Oxygen
Multiple Step Organic Synthesis
Cellulose Esters
Methanol
Methyl Acetate
Acetic Anhydride
Syngas
Olefins
Terephthalic Acid
Dimethyl Terephthalate
Hydroquinone/Derivatives
Plastic Additives
Sucrose Acetate Isobutyrate
Insoluble Sulfur
PPDs
Heat Transfer Fluids
Acetate Tow
Acetate Yarn
Excipients
Cellulose Esters
Acids
Anhydrides
Arylides
Esters
Waxes/Resins
Ketones
Aldehydes
Alcohols
Glycols
Esters
Plasticizers
PVB Resin
Amines
Specialty Copolyesters
Performance Films

2015 Total Cost of Operations*



Olefin Feedstocks
Wood Pulp
Paraxylene
Coal
Natural Gas
Methanol
Other Raw Materials

*Total Cost of Operations includes cost of goods sold, selling, general and administrative expenses, and research and development expenses excluding non-core items as defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" in Part II, Item 7 of the 2015 Annual Report on Form 10-K.